Exhibit 99.1

Livent and Allkem Shareholders Approve Merger of Equals

December 19, 2023

PHILADELPHIA, December 19, 2023 – Livent Corporation (NYSE: LTHM, “Livent”) and Allkem Limited (ASX|TSX: AKE, “Allkem”) announced that they have obtained all requisite shareholder approvals necessary to complete the merger of equals transaction previously announced on May 10, 2023. The two companies expect to close the merger on January 4, 2024 and begin operating under the name Arcadium Lithium plc (NYSE:ALTM) (ASX:LTM).

“The strong support of Livent and Allkem shareholders for this transformational merger is a testament to the compelling value proposition of Arcadium Lithium,” said Paul Graves, President and CEO of Livent and future Chief Executive Officer of Arcadium Lithium. “We look forward to closing the merger and pursuing the opportunities to create greater long-term, sustainable value for all of our stakeholders.”

The final voting results on all proposals voted on at Livent’s special meeting will be filed with the SEC in a Form 8-K and will also be available at https://ir.livent.com.

About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The Company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent has a combined workforce of approximately 1,350 full-time, part-time, temporary, and contract employees and operates manufacturing sites in the United States, England, China and Argentina. For more information, visit Livent.com.

Important Information and Legal Disclaimer:

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the Company based on currently available information. There are important factors that could cause Livent's actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the factors described under the caption entitled "Risk Factors" in Livent's 2022 Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 24, 2023, as well as other SEC filings and public communications. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

Media contact: Juan Carlos Cruz +1.215.299.6725

juan.carlos.cruz@livent.com

Investor contact: Daniel Rosen +1.215.299.6208

daniel.rosen@livent.com